SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 3, 2002
Date of Report
(Date of earliest event reported)

Click2learn, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0024289 (Commission File No.)	91-1276003 (IRS Employer Identification Number)

110-110th Avenue NE
Bellevue, Washington 98004
(Address of Principal Executive Offices)

(425) 462-0501
(Registrant’s Telephone Number, Including Area Code)

Item 5. OTHER EVENTS
SIGNATURES

Item 5. OTHER EVENTS

On September 3, 2002, Click2learn, Inc. received a letter from the Nasdaq Stock Market notifying it that the closing bid price per share for its stock was below $1.00 for 30 consecutive trading days and that as a result the company no longer meets the continued listing criteria. Click2learn has until December 2, 2002 to regain compliance with the listing criteria. To regain compliance with the minimum bid price requirement, the closing bid price of its common shares must remain above $1.00 for a minimum of ten consecutive trading days. Click2learn, Inc.’s management and Board of Directors are considering various alternatives to address this issue.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: September 3, 2002

Click2learn, Inc.

By:	/s/ John D. Atherly

Name: Title:	John D. Atherly Chief Financial Officer and Vice President, Finance and Administration